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Exhibit 8.1

Company, reg. No, reg'd. Office	Number of shares	Total par value	Holding (capital/votes)
Tele2 Russia Telecom BV, 33287334, Rotterdam, Netherlands	400	NLG 40 000	100%
Tele2 Russia Telecom Services BV, 33.287.334, Amsterdam, Netherlands			100%
PSNR Personal System Networks in region, 1025202610157, Niznhy Novgorod, Russia			100%
Tele2 Russia EKA Holding GmbH, FN 131600 f, Vienna, Austria			100%
Fora Telecom M, no P-12721.17, Moskva, Russia			100%
Tele2 Russia VOL Holding GmbH, FN 131602 h, Vienna, Austria			100%
Kursk Cellular Communications, no P-16792.17, Kursk, Russia			100%
Smolensk Cellular Communications, no P-2581.16, Smolensk, Russia			60%
Belgorod Cellular Communications, no P-2586.16, Belgorod, Russia			65%
Kemerovo Mobile Communications, no P-13742.17, Kemerovo, Russia			100%
Rostov Cellular Communications, no P-1790.16, Rostov, Russia			75%
Udmurtiya Cellular Communications, no P-5818.16, Izhevsk, Russia			55%
Siberian Cellular Communications, no P-4458.16, Omsk, Russia			60%
Chelyabinsk Cellular Network, no P-3656.15, Chelyabinsk, Russia			51%
Tele2 Russia MAC Holding GmbH, FN 132666 y, Vienna, Austria			100%
CISC Cellular, no P-8068.17, Moskva, Russia			100%
Millicom New Tech. in Communications, no P-9894.17, Moskva, Russia			100%
Tele2 Russia International Holding BV, Nr 33221654, Amsterdam, Netherlands			100%
Tele2 Russia International Cellular BV, Nr 33227655, Amsterdam, Netherlands			100%
NetCom Luxembourg SA, RC B73.796 Luxembourg	1 000 pcs	TEURO 35	100%
Tele2 Holding AB, 556579-7700, Stockholm, Sweden			100%
Tele2 Sweden AB, 556267-5164, Stockholm, Sweden			100%
Tele2 Sweden SA, RC B73.802, Luxembourg			100%
4 T Solutions Holding AB, 556580-2690, Stockholm, Sweden			100%
X-Source Holding AB, 556580-2682, Stockholm, Sweden			100%
X-Source AB, 556290-2238, Stockholm, Sweden			100%
X-Source SA, RC B 87235, Luxembourg			100%
Optimal Telecom Holding AB, 556580-7855, Stockholm, Sweden			100%
Optimal Telecom Sweden AB, 556440-1924, Stockholm, Sweden			100%
Datametrix Sweden Holding AB, 556580-7871, Stockholm, Sweden			100%
Datametrix AB, 556539-4870, Stockholm, Sweden			100%
Everyday Holding AB, 556579-7718, Stockholm, Sweden			100%
Stenblocket i Fruängen AB, 556058-8500, Stockholm, Sweden			100%
Svenska UMTS-nät Holding AB, 556606-7988, Stockholm, Sweden			100%
Tele2 Norge Holding AB, 556580-8143, Stockholm, Sweden			100%
Tele2 AS, 974534703, Oslo, Norway			100%
Tele2 Norge UMTS AS, 982795761, Oslo, Norge			100%
Tele2 Danmark Holding AB, 556580-8028, Stockholm, Sweden			100%
Tele2 Denmark A/S, 221234, Köpenhamn, Danmark			100%
In2Loop A/S, 25 48 43 47, Köpenhamn, Denmark			100%
In21oop Polska Sp. So.o, 54380, Warsawa, Poland			90%
Web Communication BV, 34112460, Amsterdam, Netherlands			100%
Tele2 Polska Sp, 57496, Warsawa, Poland			100%
Tele2 Holding AS, 10262238, Tallin, Estonia			90%
Tele2 Eesti AS, 10069046, Tallin, Estonia			100%
UAB Tele2, 1147164, Vilnius, Lithuania			100%
Belmus BV, 33261289, Amsterdam, Netherlands			100%
Tele2 Holding SIA, 000351206, Latvia			100%
SIA Tele2, 000327285, Latvia			100%
OU Levicom BroadBand, 10309744, Tallin, Estonia			100%
UAB KRT, 2304688, Vilnius, Lithuania			100%
UAB C-Gates, 2424016, Vilnius, Lithuania			100%
UAB Trigeris, 2123967, Vilnius, Lithuania			100%
AS Levi Kaabel, 10417072, Tallinn, Estonia			100%
AS Telset Telecommunications Group, 10673906,Tallinn, Estonia			100%
Tallinna Kaabeltelevisiooni AS, 10375439,Tallinn, Estonia			65%
OU Trigger Software, 10687966, Tallinn, Estonia			100%
Corporation Severnaya Korona, no P-6117.16, Irkutsk, Russia			100%
St Petersburg Telecom, no AO-3177, St Petersburg, Russia			60,6%

Oblcom, no P-7180.16, St Petersburg, Russia	60,6%
ProcureITright AB, 556600-9436, Stockholm, Sweden	100%
Proceedo Solution AB, 5556599-5049, Stockholm, Sweden	100%
Datametrix Norway AS, 975993108, Oslo, Norway	100%
Datametrix Danmark A/S, 39419, Köpenhamn, Danmark	100%
Datametrix OY AS, 378548, Helsinki, Finland	100%
OY Finland Tele2 AB, 1482343-8, Helsinki, Finland	100%
Interloop AB, 556284-7565, Stockholm, Sweden	100%
NetCom GSM Sweden AB, 556304-7025, Stockholm, Sweden	100%
Åkersberga KV AB, 556326-3192, Österåker, Sweden	100%
Halmstads KV AB, 556380-6115, Halmstad, Sweden	100%
Skaraborgs Kabel-TV AB, 556483-6467, Mariestad, Sweden	60%
Hallstahammar KV KB, 916580-7912, Västerås, Sweden	90%
Kopparstaden KV KB, 916583-0564, Västerås, Sweden	80%
Nelab KV KB, 916597-8983, Västerås, Sweden	80%
S.E.C. Luxembourg S.A., R.C. B-84.649, Luxembourg	100%
Managest Media Spa, Italy	100%
Tele2 Services Luxembourg SA, RC B 70203, Luxembourg	100%
Tele2 s.r.o., 25650009, Prag, Czech Republic	100%
Tele2 /Slovakia/ s.r.o., 35806486, Slovakien	100%
Tele2 Magyarorszag Kft., 0109695967, Hungary	100%
SEC Holding BV, 33141829, Rotterdam, Netherlands	100%
Kinnevik Telecommunications Int. SA, RC B 52976, Luxembourg	100%
Tele2 Europe SA, B 56944, Luxembourg	100%
Tele2 Telecommunication Services GmbH, FN 178222t, Vienna, Austria	100%
Tele2 Belgium SA, 609 392, Zellik, Belgium	100%
Télé2 France SA, FR48-409914058, Velizy, France	100%
Tele2 Telecommunication Services GmbH, 36232, Düsseldorf, Germany	100%
Tele2 Italia Spa, Ml-1998-247322, Segrate, Italy	100%
Tele2 AG, H.1045/80, Liechstenstein	100%
Tele2 Luxembourg SA, B 65774, Luxembourg	100%
Tele2 (Netherlands) BV, BV 291906, Amsterdam, Netherlands	100%
Tele2 Telecommunication Services S.L, B82051913, Madrid, Spain	100%
Tele2 Telecommunication Services AG, CH-020390 55 969, Zürich, Switzerland	100%
Tele2 Communications Serv. Ltd, 3565220, London, UK	100%
Telemilenio, Telecomunicaçoes, Sociedade Unipessoal, 10468, Lisbon, Portugal	100%
TANGO SA, RC 59560, Luxembourg	100%
Transac SA, B49487, Luxembourg	100%
Everyday Media SA, R.C. B 78.227, Luxembourg	100%
Everyday Prod. SA, 69802, Luxembourg	100%
3C Communications International SA, RC B 29697, Luxembourg	100%
3C Communications GmbH, FN695021, Vienna, Austria	100%
3C Communications BVBA, 514 274, Brussels, Belgium	100%
3C Communications SPA Italy, 28894/7359/14, Segrate, Italy	100%
3C Communications A/S,184462, Ballerup, Denmark	100%
3C Communications OY, 585632, Finland	100%
3C Communications SA, 345 343 396 00023 Orleans, France	100%
3C Communications GmbH, HRB 24104, Germany	100%
3C Communications Luxembourg SA, B39690, Luxembourg	100%
3C Kommunikacios Szolgaltato Kft, Budapest, Hungary	100%
3C Communications BV, Amsterdam, 14630454, Netherlands	100%
3C Communications A/S, Oslo, Norway	100%
3C Transac A/S, Norway	100%
3C Communicacoes Ltda, Domingos de Rana, Portugal	95%
3C Communications Espana SA, Madrid, Spain	99%
3C Communications AB, 556332-6346, Stockholm, Sweden	97%
3C Transac AB Sweden,556057-2116, Stockhom, Sweden	100%
3C Communications Ltd, 2343138, UK	100%
3C Transac Ltd, Kingston-upon-Thames, UK	100%
Comviq Holding BV, 14630454, Amsterdam, Netherlands	100%
3C Communications Equipment SA, B 25465, Luxembourg	100%
CCC Holding BV, 33 269 398, Amsterdam, Netherlands	100%
Calling Card Company Limited, 3794813, UK	100%

CCC Calling Card Company Germany GmbH, HRB 40498, Germany	100%
C3 Calling Card Company (Ireland) Limited, 309745, Ireland	100%
Calling Card Company SA, B 424 906 618, Paris, France	100%
Calling Card Company Italy SpA, 233372, Milano, Italy	100%
Tele2 International Card Company S.A., RC 64 902, Luxembourg	100%
Calling Card Company Netherlands BV, BV 82334, Amsterdam, Netherlands	100%
Calling Card Company Spain, S.A. A-62426457, Spain	100%
Calling Card Company Telecommunication Services GmbH, FN 215362i, Austria	100%
SEC Everyday Europe BV, 341124357, Amsterdam, Netherlands	100%
Everyday.com Internet Services GmbH, Austria	100%
Everyday.com Switzerland AG, CHF-0203023164-4, Zürich, Switzerland	100%
Everyday.com Germany GmbH, HR B 36232, Germany	100%
Everyday.com France SAS, B-430291898, Velizy, France	100%
Everyday.com Italia S.R.L, R.C. 1605497, Italia Srl, Italy	100%
Everyday Luxembourg SA, B 64 902, Luxembourg	100%
Everyday.com Netherlands BV, 34125168, Amsterdam, Netherlands	100%
IntelliNet Holding BV, 34126307, Amsterdam, Netherlands	100%
Intellinet Telecommunications GmbH, FN 190268 g, Vienna, Austria	100%
Intellinet Telecommunication GmbH, HRB 48344, Frankfurt, Germany	100%
IntelliNet S.p.A, R.C. 1615155, Segrate, Italy	100%
IntelliNet BV, 34120156, Amsterdam, Netherlands	100%
IntelliNet Telecommunication Services AG, CH-020.3.021.518-8, Zürich, Switzerland	100%
Fagersta AB, 556238-4171, Stockholm, Sweden	100%

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  Exhibit 8.1